UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2020

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-205888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of Stockholders of Twist Bioscience Corporation (the “Company”), was held on February 4, 2020 (the “Annual Meeting”). At the Annual Meeting, there were present, in person or by proxy, holders of 18,687,600 shares of common stock, or approximately 56.18% of the total outstanding shares eligible to be voted. The holders present voted on the two proposals presented at the Annual Meeting as follows.

Proposal One — Election of Directors

The Company’s stockholders approved the election of three directors to the Company’s Board of Directors (“Board”) as Class II Directors by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Nicolas Barthelemy	13,820,871	666,662	4,200,067
Keith Crandell	4,107,686	10,379,847	4,200,067
Jan Johannessen	10,169,909	4,317,624	4,200,067

Proposal Two — Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2021 by the following votes:

Votes For	Votes Against	Abstentions
18,671,391	8,930	7,279

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2020	Twist Bioscience Corporation

/s/ Mark Daniels
Mark Daniels
Senior Vice President, Chief Legal Officer, Chief Ethics and Compliance Officer, and Secretary